Exhibit 99.1

Thursday, January 15, 2015

INVESTORS:	MEDIA:
Lisa A. Indest	Meaghan Repko / Jonathan Keehner
CAO & Senior VP, Finance	Joele Frank, Wilkinson Brimmer Katcher
614.887.5844	212.355.4449
lindest@glimcher.com

Washington Prime Group Completes Acquisition of Glimcher Realty Trust

Company to be known as WP GLIMCHER

BETHESDA, MD and COLUMBUS, OH — January 15, 2015 — Washington Prime Group Inc. (“Washington Prime”) (NYSE:WPG) today announced it has completed the previously announced acquisition of Glimcher Realty Trust (“Glimcher”).  The company will be known as WP GLIMCHER, and continue to trade on the New York Stock Exchange under the ticker WPG.

Mark S. Ordan, Executive Chairman of WP GLIMCHER said, “We are very pleased to have completed our acquisition of Glimcher so quickly, which will allow us to begin taking advantage of the strengths of the combined company, including a broad and diverse group of strong cash flowing assets and a strong platform in Columbus as a foundation for growth.”

Michael P. Glimcher, Chief Executive Officer and Vice Chairman of WP GLIMCHER said, “This transaction delivers immediate benefit to Glimcher shareholders and creates a combined company and team positioned to deliver enhanced shareholder value.”

Mr. Ordan added “We are focused on reducing leverage, including through joint ventures and possible asset sales, maintaining our investment grade rating, strengthening our asset base through development and redevelopment opportunities, and strategically acquiring new properties in both enclosed and open air large format shopping centers that have a long term place in their markets.”

Mark Ordan, CEO of Washington Prime, will serve as Executive Chairman of the combined company’s Board of Directors and Michael Glimcher, CEO of Glimcher, will serve as the combined company’s CEO and Vice Chairman, reporting to Mr. Ordan.  Michael Glimcher and Niles Overly have also been appointed to the WP GLIMCHER Board of Directors and will join Washington Prime’s highly qualified group of existing directors, all of whom will continue as directors of WP GLIMCHER.  In connection with the closing of the acquisition, Glimcher’s shares will cease trading on the NYSE after January 15, 2015.

Transaction Details

As previously announced, under the terms of the merger agreement, Glimcher shareholders will receive, for each Glimcher share, $10.40 in cash and 0.1989 of a share in WPG common stock.  Additionally, in connection with the close of the transaction, Simon Property Group, Inc. (“Simon”) has also completed its previously announced acquisition of Jersey Gardens in Elizabeth, New Jersey and University Park Village in Fort Worth, Texas, properties previously owned by Glimcher, for an aggregate purchase price of $1.09 billion, including the assumption of existing mortgage debt.

Washington Prime Group, L.P. has entered into a 364-day bridge term loan agreement with certain lenders and drew down an aggregate $1.19 billion to finance a portion of the transaction.

Citi is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor, to Washington Prime. Willkie Farr & Gallagher LLP is serving as legal advisor to Washington Prime in connection with the sale of the two Glimcher properties to Simon.

GreenOak Real Estate US LLC and Morgan Stanley & Co. LLC are serving as financial advisors, and Simpson Thacher & Bartlett LLP is serving as legal advisor to Glimcher.

WP GLIMCHER expects to issue fiscal year end 2014 earnings in late February, which will provide updated financial information and guidance for the newly combined company.

About WP GLIMCHER

WP GLIMCHER (NYSE: WPG) is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as community centers.  WP GLIMCHER owns and manages 119 shopping centers totaling more than 68 million square feet diversified by size, geography and tenancy.  WP GLIMCHER combines a national real estate portfolio with an investment grade balance sheet and plans to leverage its expertise across the entire shopping center sector to increase cash flow through rigorous asset management of existing assets.  WP GLIMCHER is the d/b/a for Washington Prime Group Inc.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of WP GLIMCHER concerning the anticipated consequences and benefits of the transactions, and other future events and their potential effects on WP GLIMCHER, including, but not limited to, statements relating to anticipated financial and operating results, the company’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WP GLIMCHER’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WP GLIMCHER to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to successfully operate and integrate Washington Prime Group Inc. (“Washington Prime”) and Glimcher businesses and achieve cost savings; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and Washington Prime’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in Washington Prime’s periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors” in the definitive proxy statement/prospectus filed by Washington Prime in connection with the transaction and in Washington Prime’s and Glimcher’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  The forward-looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Washington Prime undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Visit Washington Prime Group at:  www.washingtonprime.com